Exhibit 99.12
Diodes, Inc. Zetex Acquisition Script
Friday, April 4, 2008 @ 10:00am CST / 8:00am PST

FINAL
Call Participants: Diodes: Dr. Keh-Shew Lu, Carl Wertz, Mark King and Rick White. Zetex: Hans Rohrer
Operator:
Good morning and welcome to Diodes Incorporated conference call regarding its acquisition of Zetex plc. At this time, all participants are in a listen only mode. At the conclusion of today’s conference call, instructions will be given for the question and answer session. If anyone needs assistance at any time during the conference call, please press the star followed by the zero on your touchtone phone.
As a reminder, this conference call is being recorded today, Friday, April 4, 2008. I would now like to turn the call to Shelton Group, the investor relations agency for Diodes Incorporated. Ryan, please go ahead.
Introduction: Ryan Bright, Senior Account Manager of Shelton Group
Good morning and thank you for joining our conference call today to discuss the proposed acquisition of Zetex plc. I’m Ryan Bright, Senior Account Manager of Shelton Group, Diodes’ investor relations firm.
With us today are Diodes’ President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Carl Wertz; Senior Vice President of Sales and Marketing, Mark King; and Senior Vice President of Finance, Richard White. And also joining us and available for questions is Zetex’s CEO, Hans Rohrer.

If you have not yet received a copy of our press release, you can access a copy on Diodes website at www.diodes.com under the Investor Relations section. Additionally, there is a slide presentation which we will be using in conjunction with this call, which may also be accessed in the Investor Relations section of the website. I encourage everyone to follow along with the slide presentation.
Slide 1: Safe Harbor Statement
Before I turn the call over to Dr. Lu, I would like to remind our listeners that management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. These forward-looking statements include but are not limited to statements related to the benefits of the proposed transaction between Diodes Incorporated and Zetex plc. These forward-looking statements are based on information available to Diodes and Zetex as of today, April 4, 2008 and current expectations, forecasts and assumptions involve a number of risks and uncertainties. Actual results may differ materially from those anticipated by these forward-looking statements, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company’s filings with the Securities & Exchange Commission.
The Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995, and assumes no obligation to update these projections in the future as market conditions may or may not change.
For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 60 days at the investor relations section of Diodes’ website at www.diodes.com.
And now it’s my pleasure to turn the call over Diodes’ President and CEO, Dr. Keh-Shew Lu.
Dr. Keh-Shew Lu, President and CEO of Diodes
Thank you, Ryan.
Welcome everyone, and thank you for joining us today.
We are very excited about today’s announcement regarding the proposed acquisition of Zetex by Diodes. I believe this transaction offers substantial synergies and a compelling strategic rationale for both companies, customers, employees and our shareholders. As we will discuss today, this transaction meets all of our acquisition criteria that we imposed as part of our evaluation process, including our expectation that it will be accretive to GAAP earnings per share within twelve months following the close.
As Ryan mentioned, there is a slide presentation available on our website, which I will now review with you as part of today’s call. Rick White will also review the financial highlights before we open the call for your questions.

Slide 2: A Winning Combination
We believe the acquisition of Zetex further enhances Diodes global leadership for discrete and analog solutions by creating a winning and unique combination. When looking at the strengths and expertise of each company, Diodes has:
1)	Cost efficient packaging capabilities, but most importantly, capacity

2)	Strong presence in Asia, and a

3)	Focus on the consumer, computing and communications markets
Zetex has:
1)	Strong proprietary wafer process and packaging technology

2)	A solid application and design team

3)	A strong presence in Europe, and a

4)	Focus on the industrial, communications and automotive markets
When combined, there are many synergies including:
1)	A broadened product portfolio to support customer base

2)	A wealth of manufacturing and operational synergies

3)	Increased geographic footprint and market segment diversification
Slide 3: Transaction Overview
In regards to the terms and conditions of the transaction, Diodes will pay 85.45 pence per share in cash, valuing the fully diluted share capital of Zetex at approximately $176.3 million US dollars. The transaction is expected to close in June of 2008 subject to the customary closing conditions and regulatory approvals.
Slide 4: Zetex Highlights
Let me now provide an overview of Zetex’s business from both a corporate and financial perspective. As a leading provider of discrete and analog products for signal processing and power management, Zetex has a very broad product portfolio. They have wafer processing and fabrication facilities in Oldham, UK; a packaging facility in Neuhaus, Germany and in China. Zetex’s revenues for 2007 was $127 million US dollars with $30.0 million in EBITDA and a cash balance of approximately $31 million as of December 31, 2007.
Slide 5: Zetex Attributes
Let me now review Zetex’s key attributes. The company has an application-centric product portfolio that includes discrete products, power management ICs and application focused ICs. They have technology leadership in bipolar transistors and have compelling LED driver products for the fast growing LED lighting market, as well as disruptive digital audio products that have already gained considerable traction with key customers. Additionally, and as I mentioned previously, a strong European sales channel that includes tier 1 customers.

Slide 6: Transaction Rationale
As a result of these business strengths and attributes, I believe there is a strong rationale for the transaction that will benefit and expand Diodes’ business. The acquisition of Zetex:
1)	Strengthens and broadens our product offering, including entry into the LED lighting, satellite and the audio markets

2)	Expands our geographical footprint through increased exposure and penetration of the European market

3)	Enhances scale with consolidated 2007 revenue of $528 million, which is 32% higher than Diodes alone; and $115 million of EBITDA, which is 35% higher. Additionally, there are opportunities for margin improvement through cost reductions due to enhanced scale.

4)	Provides the ability to leverage technology and process capabilities by which Zetex can leverage Diodes’ packaging and wafer capacity; and Diodes can leverage Zetex’s wafer and packaging capabilities and technology.

5)	And finally, I believe this is another step in Diodes strategy to drive growth, and we have a successful track record of integrating acquisitions.
Slide 7: Depth and Breadth of Products
From a product perspective, the combined companies offer a significant increase in the depth and breadth of product offerings. The royal blue represents Diodes’ products, the Orange represents Zetex’s products and the green represents the overlapping products, which is minimal relative to our individual product portfolios. Together, the combined portfolios are complementary and enhance the product offerings available to support both companies’ customers. As a result, we expect to realize significant cross-selling synergies, which will increase the combined company’s sales within our existing customer base.
Slide 8: End Market Diversification
In terms of end market diversification, Diodes’ focus on the high growth portable market segments of consumer, computing and communications represented 88% of our 2007 revenue, whereas Zetex has a 57% concentration in the industrial and automotive markets. When combined, our end markets are very complementary and result in greater market segment diversification, with the large majority still in high growth markets.
Slide 9: Improved Geographic Mix
In the same way, the transaction offers an expanded geographic footprint by combining Diodes 76% of 2007 revenues in Asia with Zetex’s 38% of revenues in Europe. The result is a 3 times increase in Europe as a percentage of revenues, which as we have stated on previous conference calls, is an area where we believe there will be significant revenue and growth opportunities in the coming year. Notably, at the same time that we are able to triple our European revenue base, we maintain our strong percentage of revenues in Asia.

Slide 10: Broad and Deep Customer Relationships
The world-class customer base from both companies can benefit from the broad product portfolio offered by the combined company. In addition, we believe there are complementary strengths and cross-selling synergies within a greatly expanded customer base. The opportunities this creates is quite compelling.
Slide 11: Global Manufacturing Infrastructure
In terms of manufacturing, our global infrastructure consists of Diodes wafer fab in Kansas City and our 2 packaging facilities in Shanghai, and Zextex has a wafer foundry in Oldham, UK and packaging facilities in Neuhaus, Germany and a small, minority joint venture packaging facility in Chengdu, China.
Slide 12: Efficient Manufacturing
With these combined global facilities, we will be able to achieve manufacturing and operational synergies through Diodes’ efficient manufacturing and volume capacity, while leveraging Zetex’s process and packaging technologies in order to expand our markets and accelerate margin growth.
Let me now turn the presentation over to Rick White to discuss the combined financials from the acquisition. Rick...

Slide 13: Financial Overview
As Dr. Lu mentioned previously, when looking at 2007, this acquisition creates a revenue base of $528 million USD in revenue, resulting in significant cash flow generation with $115 million in EBITDA. Additionally, the gross margins and operating margins are strong for both companies, and this is where we believe there is opportunity for further expansion and margin growth — through manufacturing and packaging synergies as well as capacity efficiencies. Therefore, we strongly believe the acquisition will be accretive to GAAP earnings per share within 12 months from the close.
Slide 14: Combined Financials and Margins
From a historical basis, these charts show a more detailed overview of the combined financials and margins. Looking at 2007, the combined financials would have resulted in revenues of $528 million, Gross Profit of $172M, Earnings Before Interest and Taxes of $74.5 million and Net Income of $74 million. Of note, the Net Income amount of $14.4 million for Zetex included two large, one-time adjustments totaling approximately $8.2 million. Again, and as I just mentioned, we believe the combined financials provide a strong base for further growth and improvements as we begin to fully realize the synergies and cost savings as a result of the integration.
[DR.LU] Slide 15: How Zetex Fits into Diodes Growth Strategy
In conclusion, we believe that Zetex fits perfectly into the growth strategy that we have been consistently communicating to our shareholders and investors:

1)	To expand our portfolio of standard function, application specific products

2)	To differentiate our business with innovative and cost effective process and packaging technologies

3)	To expand market share in high growth end markets with short design cycles

4)	Leverage our existing customer base to drive product sales

5)	Introduce new products to drive future business

6)	Maintain cost leadership through highly efficient packaging and manufacturing

7)	And lastly, pursue strategic acquisitions which we have obviously achieved today. This process took us two years to find the right company that could complement the strength and growth of our core business, and we believe Zetex meets all of our acquisition criteria.
With that, we will now open the call for questions.
Q&A Session
Upon Completion of the Q&A...
Thank you for your participation today.

Operator, we may now disconnect.

Power Efficient Analog Solutions for the Digital Age Diodes to Acquire Zetex April 2008 Discrete Solutions for Advancing Technologies

1 Any statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission. Safe Harbor Statement

2 2007 Revenue $401mm 2007 Gross Margin 32.5% 2007 Revenue $127mm 2007 Gross Margin 32.4% Over 45 Years of Semiconductor Expertise Discrete, power management, and ASSP products Proprietary technologies Solid application and design team Strong presence in Europe Industrial, communications and automotive focus High volume discrete and standard analog products Cost efficient packaging capabilities Strong presence in APAC and US Broad product and customer base Consumer, computing and communications focus Revenue synergies through expanded product offering and cross selling Manufacturing synergies Operating synergies Market segment diversification Expanded customer base and distribution channels Increase in geographical footprint SYNERGIES + = A Winning Combination (1) Zetex financials converted using an exchange rate of 1.962USD:1.000GBP, exchange rate reported in Zetex press release dated 2/21/2008 (1)

3 Terms and Considerations Anticipated Close Conditions Diodes will pay 85.45 pence per share in cash Values fully diluted share capital at £89.1mm (USD $176.3mm1) Expected to close in June 2008 Diodes and Zetex Boards have approved the transaction Subject to approval by Zetex's shareholders, customary closing conditions and regulatory approvals Transaction Overview (1) Offer price and cash calculated using an exchange rate of 1.978USD:1.000GBP, spot exchange rate on 4/1/2008

4 Zetex Company Highlights (1) Zetex financials converted using an exchange rate of 1.962USD:1.000GBP, exchange rate reported in Zetex press release on 2/21/2008 Business Overview Financial Overview Corporate Overview Manufacturing Overview Leading provider of discrete and analog semiconductor products for signal processing and power management for industrial, communications, automotive and consumer electronics industries Formed in 1989, headquartered in Oldham, UK 2007 revenues of £64.6mm ($126.8mm1) 2007 EBITDA of £15.3mm ($30.0mm1) 2007 cash of £15.8mm ($31mm1) Wafer processing and fabrication facilities in Oldham, UK Packaging facility in Neuhaus, Germany Packaging facility in China through a minority JV Over 650 employees Over 1,200 products Sales offices in Munich, Hong Kong and New York

5 Zetex Attributes Application centric product portfolio Discrete products Power management ICs Application focused ICs Technology leadership in Bipolar transistors Early entrant with drivers for emerging LED lighting market Strong European sales channels Tier 1 customers including Emerson, Samsung, RIM, Delta and Bosch Reputation for technically superior products in the design community Strong management team Deep process, product and application expertise Shared vision with Diodes on the future of discrete/analog markets

6 Strengthen Product Offering Expand Geographical Footprint Leverage Technology and Process Capabilities Enhance Scale Increases the depth of discrete and power management offering Adds ASSP products for industrial, consumer, communications, automotive and computing markets Allows entry into new markets with broader product offering including DBS and LED Additional revenue opportunities through cross-selling Increased penetration of Diodes' products in Europe Increased penetration of Zetex products in North America and Asia Combined 2007 revenue of $528mm, 31.6% higher than standalone Diodes Combined 2007 EBITDA of $115mm, 35.4% higher than standalone Diodes Potential margin improvement through cost reductions due to enhanced scale Market and margin expansion of Zetex technology through Diodes' cost-effective manufacturing Utilize Zetex's bipolar technology in Diodes' fabrication facilities Zetex's wafer process and packaging technologies complement Diodes' wafer process and packaging capacity and capabilities Transaction Rationale Growth and Integration Opportunities In-line with Diodes' strategy to drive growth through select acquisitions Successful track record of revenue expansion, cost reduction and rationalization to improve profitability of combined businesses (FabTech in 2000, Anachip in 2005 and ADP Semiconductor in 2006)

7 Increase in Depth and Breadth of Products STOP DO NOT BREAK APART This is an embedded Word table. Right click to open and edit. STOP DO NOT BREAK APART This is an embedded Word table. Right click to open and edit. Diodes Product Portfolio Zetex Product Portfolio Overlapping Products

8 2007 Revenue $127mm 2007 Revenue $401mm Combined 2007 Revenue $528mm End Market Diversification + (1) Zetex financials converted using an exchange rate of 1.962USD:1.000GBP, exchange rate reported in Zetex press release on 2/21/2008

9 Improved Geographic Mix + 2007 Revenue $127mm 2007 Revenue $401mm Combined 2007 Revenue $528mm (1) Zetex financials converted using an exchange rate of 1.962USD:1.000GBP, exchange rate reported in Zetex press release on 2/21/2008

10 Broad and Deep Customer Relationships Quanta Hon Hai

11 Global Manufacturing Infrastructure 1 1 2 2 1 Kansas City, MO Wafer Foundry Shanghai, China Packaging Neuhaus, Germany Packaging Oldham, UK Wafer Foundry 2 1 2 3 Chengdu, China JV: Packaging 3

12 Efficient Manufacturing + Superior Processes Synergies through Diodes' efficient manufacturing Shorter design times through Zetex's process expertise Expansion of market Acceleration of margin growth Shanghai-based packaging with a capacity in excess of 15 billion units Flexible and optimized manufacturing process resulting in low packaging cost High volume 5" wafer foundry in Kansas City, MO for discretes Diodes Manufacturing Zetex Manufacturing 4" and 6" wafer foundry in Oldham, UK Packaging facilities in Neuhaus, Germany and JV in China Bipolar process technology for discrete and IC Strong engineering capabilities

13 Financial Overview Post Acquisition STOP DO NOT BREAK APART This is an embedded Word table. Right click to open and edit. STOP DO NOT BREAK APART This is an embedded Word table. Right click to open and edit. Large revenue base with $528mm combined 2007 revenue Significant cash flow generation with $115mm combined 2007 EBITDA Healthy combined gross and operating margins GAAP earnings accretive within twelve months Combined 2007 Financials (1) Zetex financials converted using an exchange rate of 1.962USD:1.000GBP, exchange rate reported in Zetex press release on 2/21/2008 (2) EBITDA as reported in Diodes press release dated 2/13/2008 and Zetex 2007 annual report (2) (1)

14 Combined Financials and Margins (1) (1) Zetex financials converted using exchange rates as per company filings: 1.962USD:1.000GBP, 1.848USD:1.000GBP, 1.807USD:1.000GBP in 2007, 2006 and 2005 respectively Revenue Gross Profit EBIT Net Income

15 How Zetex Fits into Diodes' Growth Strategy Expand portfolio of standard function, application specific products Differentiate business with innovative and cost effective process and packaging technologies Leverage existing customer base to drive product sales Expand market share in high-growth end-markets with short design cycles Introduce new products to drive future business Maintain cost leadership through highly efficient packaging and manufacturing Pursue selective strategic acquisitions